Exhibit 10.32

FAVRILLE, INC.

DIRECTOR FEE DEFERRAL ELECTION FORM

                In the event the Board of Directors (the “Board”) of Favrille, Inc. (the Company) approves the terms of a deferred compensation program for its non-employee members at its meeting on November 29, 2007, I,                                     , hereby elect, for the period  beginning on November 29, 2007 through August 31, 2008 (the “Covered Period”), to receive my cash retainer fee and cash compensation for attendance at Board meetings or for other services as a member of the Board or any of the Board’s standing committees (collectively, the “Covered Fees”) as follows:

☐            Current Payment:  100% of the Covered Fees in cash, payable at the time customarily paid;

☐            Deferred Payment:  100$ of the Covered Fees in cash, payable during the period beginning September 1, 2008 and ending December 31, 2008.

I understand that, after November 28, 2007, I may not withdraw or change this election for the Covered Period. I further understand that, if I elect to have the Covered Fees paid via a Deferred Payment, then (i) until the Covered Fees are paid, I shall be a general unsecured creditor of the Company and (ii) the Covered Fees will be paid without interest.

This election will only be effective if received by the Company on or before November 28, 2007.

Signed:

Dated:	November , 2007